                                                                   EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" in the Registration Statement Amendment No. 2 (Forms S-3 No. 333-03223) and related Prospectus of ProNet Inc. for the registration of 4,000,000 shares of its common stock and to the use or incorporation by reference of our reports (a) dated February 5, 1996, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and (b) with respect to the financial statements of companies acquired or to be acquired as follows:

     With Respect to                      Year Ended               Report Date
- ---------------------------------------------------------------------------------
Apple Communications, Inc.             December 31, 1994        August 4, 1995
Signet of Raleigh, Inc.                December 31, 1994        August 9, 1995
Teletouch Communications, Inc.         May 31, 1995             August 11, 1995
Cobbwells, Inc. d/b/a Page One
 Messaging Services                    December 31, 1994        August 24, 1995
A.G.R. Electronic, Inc. and
 Affiliates                            December 31, 1994        September 9, 1995
The Paging Divisions of Pac-West
 Telecomm, Inc.                        November 30, 1995        January 26, 1996
Dial-A-Page, Inc.                      July 31, 1995            April 26, 1996

all filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our reports in the following Registration Statements:

     Form S-8          No. 33-18977         1987 Stock Option Plan
     Form S-8          No. 33-52606         1987 Stock Option Plan
     Form S-8          No. 33-80382         1994 Stock Option Plan
     Form S-8          No. 33-81220         Non-Employee Director Stock
                                             Option Plan
     Form S-8          No. 33-66193         1995 Long-Term Incentive Plan




                                       Ernst & Young LLP

May 29, 1996
Dallas, Texas